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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 March 14, 2006

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)
9777 Pyramid Court, Suite 100 Englewood, Colorado 80112 (Address of principal executive offices)

Registrant's telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Explanatory Note:    This Form 8-K/A amends the Form 8-K that Evolving Systems filed on March 14, 2006 with regard to the announcement of financial results for the fourth quarter and full year ended December 31, 2005.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On March 14, 2006, Evolving Systems, Inc. ("Evolving Systems" or "Company") issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2005. The full text of Evolving Systems' press release, together with the related unaudited financial and operating highlights, was furnished as Exhibit 99.1 to Evolving Systems Form 8-K filed on March 14, 2005. Following the issuance of the press release and filing of the related Form 8-K, as a result of completion of the Company's annual financial statements for the year ended December 31, 2005, the Company identified and corrected amounts related to income tax benefit, goodwill and accumulated other comprehensive loss that appeared in the press release. The result of the correction is a decrease in income tax benefit of $105,000, decrease in goodwill of $103,000 and decrease in accumulated other comprehensive loss of $2,000 as of and for the year ended December 31, 2005. This correction increases the basic and diluted loss per share by $0.01 to $0.16 per share for the year ended December 31, 2005 and reduces diluted earnings per share by $0.01 to $0.04 for the three months ended December 31, 2005. Please refer to the Company's 2005 annual report on Form 10-K filed this same date containing the Company's Consolidated Statements of Operations and Balance Sheets as well as other information about the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2006

Evolving Systems, Inc.
By:	/s/ ANITA T. MOSELEY Anita T. Moseley Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Issued by Evolving Systems, Inc. ("Evolving Systems") announcing its financial results for the fourth quarter and full year ended December 31, 2005. The full text of Evolving Systems' press release, together with the related unaudited financial and operating highlights, was previously filed as Exhibit 99.1 to Form 8-K filed on March 14, 2006.

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  ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
EXHIBIT INDEX